Exhibit 10.13

AMENDMENT AND WAIVER, dated as of February 21, 2012 (this “Amendment and Waiver”), to the Master Repurchase Agreement dated as of March 25, 2011, as amended from time to time (the “MRA”), and the Mortgage Loan Participation Purchase and Sale Agreement dated as of March 25, 2011 (as amended from time to time, the “PSA” and, collectively with the MRA, the “Agreements”), in each case between Nationstar Mortgage LLC., a Delaware limited liability company, as seller (the “Company”), and Barclays Bank PLC, as purchaser and agent (the “Bank”).
WHEREAS, FIF HE Holdings LLC (“FIF”), a wholly-owned subsidiary of Fortress Investment Group LLC, owns 100% of the equity interests in the Company;
WHEREAS, FIF owns 100% of the equity interests in Nationstar Mortgage Holdings Inc., a newly formed Delaware corporation (“NMH” or “Nationstar”), which in turn owns 100% of the equity interests in Nationstar Sub1 LLC (“Sub 1”) and Nationstar Sub2 LLC (“Sub 2”), each of which is a Delaware limited liability company (collectively, the “Subsidiary LLCs”);
WHEREAS, NMH expects to effect a registered initial public offering of its common stock pursuant to a registration statement on Form S-1 (the “IPO”);
WHEREAS, in connection with the IPO, FIF expects to transfer all of its equity interests in the Company to the Subsidiary LLCs (the “Restructuring” and, collectively with the IPO, the “Transactions”), such that Sub 1 and Sub 2, collectively, will own 100% of the Company following the Restructuring;
NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:
I.Amendment of the Agreements. The definitions of “Change in Control” set forth in Section 2(a) of the MRA and Section 1 of the PSA are hereby deleted in their entirety and replaced with the following:

“Change of Control” means:
(a) at any time prior to consummation of the Transactions, less than 100% of the Company's equity securities are owned, directly or indirectly, by FIF, (b) at any time upon or after the consummation of the Transactions, less than 100% of the Company's equity securities are owned, directly or indirectly, by Nationstar, (c) at any time upon or after the consummation of an initial public offering of common equity interests pursuant to a registration statement on Form S‑1or any comparable successor form by Seller or any direct or indirect parent of Seller, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person and its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than one or more Permitted Holders, becomes the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under such Act), of more than the greater of (x) 35% of the then-outstanding voting power of Seller's voting equity interests and (y) the percentage of the then-outstanding voting power of Seller's voting equity interests owned, in the aggregate, directly or indirectly, beneficially and of record, by the Permitted Holders, determined after such person's or group's most recent acquisition of outstanding voting power of Nationstar's voting equity interests; unless the Permitted Holders have, at such time, the right or the ability by voting power, contract or otherwise to elect or designate for election at least a majority of Seller's board of directors, or (d) the sale, transfer, or other disposition of all or substantially all of Seller's assets (excluding any such action taken in connection with any securitization transaction or routine sales of Mortgage Loans), provided that none of the foregoing events in this clause (d) shall constitute a “Change in Control” if at the time of such event, or as a result thereof, Seller or any direct or indirect parent of Seller has a class of its equity securities registered under Section 12 of the Securities Exchange Act of 1934, as amended.
“Permitted Holders” means Fortress Investment Group LLC and any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, Fortress Investment Group LLC. For purposes of this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative of the foregoing.
II.Waivers under the Agreements. The Bank hereby consents to the Transactions, waives any claim the Bank may now, or in the future, have for breach of Sections 14(p)(i),14(i)(ix) or 17(l) of the MRA or Section 6(e)(xiii) of the PSA as a result of the Transactions and any default, Default as that term is defined in the MRA, event of default, Event of Default as that term is defined in the MRA, which breach directly relates to or arises out of the Transactions.

III.Notice of Transactions. The Company shall provide prompt written notice to the Bank of the consummation of the Restructuring and the Transactions.

IV.Representations and Warranties. The Company represents and warrants to the Bank that as of the date hereof:

A.The execution, delivery and performance of this Amendment and Waiver have been duly authorized by all necessary corporate action by the Company, and do not and will not (i) contravene the terms of the Company's organizational documents, (ii) result in any breach or contravention of any contractual obligation to which the Company is a party or any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Company is subject; or (iii) violate any applicable law; except with respect to any breach, contravention or violation referred to in clauses (ii) and (iii), to the extent that such breach, contravention or violation would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

B.The Agreements, as amended and waived hereby, constitute valid and binding agreements of the Company, enforceable against the Company in accordance with the terms thereof, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

C.The representations and warranties of the Company contained in the Agreements are true and correct in all material respects; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they are true and correct in all material respects as of such earlier date; provided, further, that, any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language is true and correct (after giving effect to any qualification therein) in all respects on such respective dates.

D.The Company is in full compliance in all material respects with all of the terms and conditions of the Agreements (and the Program Documents referred to therein) and remains bound by the terms thereof.

E.No default, Default, event of default or Event of Default has occurred or is continuing under the Agreements.

V.    Applicable Law.    THIS AMENDMENT AND WAIVER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH SHALL GOVERN).

VI.    Effect of Amendment and Waiver.    Except as expressly set forth in this Amendment and Waiver, (a) nothing herein shall by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Bank under the Agreements, or alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Agreements, all of which are ratified and affirmed in all respects and shall continue in full force and effect, (b) the failure of the Bank at any time hereafter to require strict performance by the Company of any of the provisions, warranties, terms or conditions contained in the Agreements shall not waive, modify, diminish or otherwise affect any right of the Bank at any time thereafter to demand strict performance thereof, and (c) no rights of the Bank under the Agreements shall be deemed to have been waived or modified by any act or knowledge of the Bank, or the Bank's respective officers or employees, unless such waiver or modification is contained in an instrument in writing signed by the appropriate officers of the Bank and directed to the Company specifying such waiver or modification.

VII.    Miscellaneous

A.The headings of this Amendment and Waiver are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

B.This Amendment and Waiver may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Amendment and Waiver by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

C.Terms used but not otherwise defined herein shall have the meaning ascribed to them in the Agreements.

D.By executing this Amendment and Waiver, the Bank hereby consents to any disclosure and filing of this Amendment and Waiver required by law; provided that the Company shall give the Counterparties prompt notice of any such disclosure.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Waiver to be duly executed as of the date first above written.

NATIONSTAR MORTGAGE LLC
By:/s/ Anthony W. Villani
Name: Anthony W. Villani
Title: Executive Vice President & General
Counsel

BARCLAYS BANK PLC
By:    /s/ Ellen V. Kiernan
Name: Ellen V. Kiernan
Title: Director